Exhibit 99.1

NEWS RELEASE

Contacts:
MSC Income Fund, Inc.
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Cory E. Gilbert, CFO, cgilbert@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MSC Income Fund Announces Completion of
$150.0 Million Investment Grade Notes Offering
HOUSTON – March 13, 2026 – MSC Income Fund, Inc. (NYSE: MSIF) (“MSC Income” or the
“Fund”) is pleased to announce the closing of a private notes offering totaling $150.0 million in aggregate principal amount (the “Notes”).  The Notes are unsecured and bear interest at a fixed rate of
6.34% per year, payable semiannually, mature on May 31, 2029 and may be redeemed in whole or in part at any time or from time to time at MSC Income’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium.
MSC Income intends to use the net proceeds from this offering to initially repay a portion of the outstanding debt borrowed under its floating rate multi-year revolving credit facility and then, through re-borrowing under its revolving credit facility, to fund investments in accordance with its investment objective and strategies, to pay operating expenses and other cash obligations and for general corporate purposes.
The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the
“Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This news release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.
ABOUT MSC INCOME FUND, INC.
The Fund (www.mscincomefund.com) is a principal investment firm that primarily provides debt capital to private companies owned by or in the process of being acquired by a private equity fund.
The Fund’s portfolio investments are typically made to support leveraged buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors.
The Fund seeks to partner with private equity fund sponsors and primarily invests in secured debt investments within its private loan investment strategy. The Fund also maintains a portfolio of customized long-term debt and equity investments in lower middle market companies, and through those investments, the Fund has partnered with entrepreneurs, business owners and management teams in co-investments with Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) utilizing the customized “one-stop” debt and equity financing solutions provided in Main Street’s lower middle market investment strategy. The Fund’s private loan portfolio companies generally have annual revenues between $25 million and $500 million. The Fund’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million.
ABOUT MSC ADVISER I, LLC
MSC Adviser I, LLC (“MSCA”) is a wholly-owned subsidiary of Main Street that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. MSCA serves as the investment adviser and administrator of the Fund in addition to several other advisory clients.
FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements, including but not limited to the availability of future financing capacity under the Fund’s revolving credit facility. Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Fund’s control, and that the Fund may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual performance and results could vary materially from these estimates and projections of the future as a result of a number of factors, including those described from time to time in the Fund’s filings with the U.S. Securities and
Exchange Commission. Such statements speak only as of the time when made and are based on information available to the Fund as of the date hereof and are qualified in their entirety by this cautionary statement. The Fund assumes no obligation to revise or update any such statement now or in the future.